EXHIBIT 4.40




                           SECURITIES PLEDGE AGREEMENT


TO:  FCC, LCC ("FCC")

     WHEREAS pursuant to that certain Loan and Security Agreement dated as of May ____, 2004 (as the same may be amended, supplemented, revised, restated or varied from time to time, the "Loan Agreement"), between Addison York Insurance Brokers Ltd. (the "Borrower") and FCC, FCC has agreed to make certain loan facilities available to the Borrower, a subsidiary of Anthony Clark International Insurance Brokers Ltd. (the "Guarantor").

     AND WHEREAS as contemplated under the Loan Agreement and as a condition precedent of the availability of the loan facilities, the Guarantor has agreed to execute and deliver in favour of FCC a Guarantee (the "Guarantee") and a General Security Agreement, both of even date herewith and this Securities Pledge Agreement as security for the payment and performance of the Borrower's Obligations (as that term is defined in the Loan Agreement).

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby covenants to and for the benefit of FCC as follows:

                                   ARTICLE I
                                 INTERPRETATION

1.1 Defined Terms. In this agreement or any amendment to this agreement, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

1.2 Other Usages. References to "this agreement", "the agreement", "hereof', "herein", and like references refer to this Securities Pledge Agreement, as the same may be amended, supplemented, revised, restated or replaced from time to time, and not to any particular Article, section or other subdivision of this agreement.

1.3 Plural and Similar. Where the context so requires, words importing the singular number shall include the plural and vice versa.

1.4 Headings. The insertion of headings in this agreement is for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.5 Time of the Essence. Time shall in all aspects be of the essence of this agreement, and no extension or variation of this agreement or any obligation hereunder shall operate as a waiver of this provision.

                                   ARTICLE II
                                    SECURITY

2.1 Pledge of Securities. Subject only to the prior physical delivery and pledge of the securities described in the attached Schedule "A" to Oak Street Funding LLC ("Oak

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     Street")  pursuant to a Securities Pledge Agreement (the "SPA") executed by the Guarantor in favour of Oak Street dated March 19th, 2004, the Guarantor hereby pledges, hypothecates, assigns, mortgages, charges, transfers, and grants a security interest in the securities described in Schedule "A", to and in favour of FCC, and agrees to physically deliver and deposit with FCC any and all security certificates evidencing such securities, accompanied in each case by a duly executed power of attorney (collectively, together with all dividends, monies, rights and claims hereinafter referred to and the securities referred to in Section 2.2, the "Securities"), any cash dividends or other monies now or hereafter received or declared in respect of the Securities and all other rights and claims of the Guarantor in respect of the Securities.

2.2 Substitutions, Additions and Proceeds. The term "Securities" shall include the Security Interest (as defined in Section 2.3) and agreements provided for herein shall extend to any substitutions, additions or proceeds arising out of any consolidation, subdivision, reclassification, stock dividend or similar increase or decrease in, or alteration to, the capital of Borrower (also from time to time referred to herein as the "Issuer") and shall at all times mean and extend to 100% of the issued and outstanding securities in the Issuer.

2.3 Obligations Secured. The pledges, hypothecations, assignments, mortgages, charges, and security interests granted hereby (the "Security Interest") secure the payment and performance of all debts, liabilities and obligations present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time due or accruing due, owing by the Guarantor to FCC, however or wherever incurred, and in any currency, and whether incurred by the Guarantor alone or with another or others, and whether as principal or surety, of the Guarantor to FCC pursuant to or in connection with the Guarantee or the Loan Agreement (the "Guarantor's Obligations"), including without limitation for the Borrower's Obligations.

2.4 Expenses. The Guarantor covenants to pay to FCC on demand all expenses, costs and charges incurred by or on behalf of FCC in connection with this Securities Pledge Agreement, the Security Interest or the realization of the Securities including all legal fees, court costs, receiver's or agent's remuneration and other expenses relating to the taking or defending any action in connection with such realization, the taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Securities or other lawful exercises of the powers conferred by the Agreement and such amounts shall be added to and form a part of the debts and obligations secured hereby.

2.5  Attachment.

(a) The Guarantor acknowledges that (i) value has been given, (ii) it has rights in the Securities, (iii) notwithstanding anything else contained herein, it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a duplicate original copy of this Securities Pledge Agreement.

(b) If the Securities are now or at any time hereafter become evidenced in whole or in part, by uncertificated securities registered or recorded in records maintained by or on behalf



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     of the Issuer in the name of a clearing agency the Guarantor  shall, at the request of FCC, cause the Security Interest to be entered in the records of such clearing agency.

(c) Subject to the SPA, at the election of FCC and immediately upon written notice being provided by FCC to the Guarantor, the Guarantor shall cause the Securities to be transferred into and registered in the name of FCC or as FCC may direct and the Guarantor covenants that, at the time of any such transfer, it will provide all required consents and approvals.

2.6 Care and Custody of Securities. FCC need not see to the collection of dividends on, or exercise any option or right in connection with, the Securities and need not protect or preserve them from depreciating in value or becoming worthless and is released from all responsibility for any loss of value. FCC is limited to exercising with regard to the Securities the same degree of care which FCC gives to its valuable property of the same value and kind without limiting the foregoing, FCC shall have not duty or obligations to the Guarantor whatsoever with respect to the Securities prior to physical delivery of the Securities to FCC.

2.7 Representation. The Guarantor represents and warrants to FCC that (i) it is the registered, legal and beneficial owner of the Securities, (ii) the Securities are free and clear of all liens, mortgages, charges and security interests whatsoever other than those created in favour of FCC and Permitted Encumbrances (including in favour of Oak Street), (iii) the Securities have been issued and are fully paid and non-assessable and (iv) the information contained in Schedule "A" is true, accurate and complete in all respects and the Securities described in Schedule "A" represent 100% of the issued and outstanding shares of the Borrower.

2.8  Rights of the Guarantor.

(a) So long as no Default or event, circumstance or condition which could with the giving of notice or passage of time, or both, give rise to a Default, has occurred and is continuing, (i) the Guarantor shall be entitled to vote the Securities and to receive all cash dividends and (ii) FCC will grant, or cause its nominee to grant to the Guarantor or its nominee a proxy to vote and to exercise all rights with respect to any Securities registered in the name of FCC. Upon the occurrence and during the continuance of a Default, all rights of the Guarantor to vote or to receive dividends shall cease and all such rights shall become vested solely and absolutely in FCC.

(b) Any dividends received by the Guarantor contrary to Section 2.8(a) or any other monies or property which may be received by the Guarantor at any time for, or in respect of, the Securities shall be received as trustee for FCC and shall be immediately paid over to FCC.

                                  ARTICLE III
                                   ENFORCEMENT

3.1  Remedies.   Subject  to  the  SPA,  upon  the  occurrence  and  during  the continuance of a Default, FCC may, at any time in its sole discretion, (i) realize upon or otherwise dispose



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

     of or contract to dispose of the Securities by sale, transfer or delivery, or (ii) exercise and enforce all rights and remedies of a holder of the Securities as if FCC were their absolute owner (including, if necessary, causing the Securities to be registered in the name of FCC or its nominee), all without demand of performance or other demand, advertisement or notice of any kind to or upon the Guarantor or any third party (except as may be required by law). Any remedy may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other rights FCC may have, however created. FCC shall not be bound to exercise any right or remedy, and the exercise of rights and remedies shall be without prejudice to the rights of FCC in respect of the Obligations including the right to claim for any deficiency.

3.2 Standards of Sale. Without prejudice to the ability of FCC to dispose of the Securities in any manner which is commercially reasonable, the Guarantor acknowledges that a disposition of Securities by FCC which takes place substantially in accordance with the following provisions shall be deemed to be commercially reasonable:

(a)  Securities may be disposed of in whole or in part;

(b) Securities may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)  any assignee of such Securities may be FCC;

(d) any sale conducted by FCC shall be at such time and place, on such notice and in accordance with such procedures as FCC, in its sole discretion, may deem advantageous;

(e) Securities may be disposed of in any manner and on any terms necessary to avoid violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that the prospective bidders and purchasers have certain qualifications, and restrict the prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Securities) or in order to obtain any required approval of the disposition (or of the resulting purchase) by any governmental or regulatory authority or official;

(f) a disposition of Securities may be on such terms and conditions as to credit or otherwise as FCC, in its sole discretion, may deem advantageous; and

(g) FCC may establish an upset or reserve bid or price in respect of the Securities.

3.3  Dealing with the Securities.

(a) FCC shall not be obliged to exhaust its recourse against the Borrower, the Guarantor or any other person or against any other security it may hold in respect of the Borrower's Obligations or the Guarantor's Obligations before realizing upon or otherwise dealing with the Securities in such manner as FCC may consider desirable.



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

(b) FCC may grant extensions or other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Guarantor and with other persons, sureties or security as it may see fit without prejudice to the Borrower's Obligations, the Guarantor's
     Obligations, the liability and obligations of the Guarantor or the rights of FCC in respect of the Securities.

(c) FCC shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Securities, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Securities or for the purpose of preserving any rights of any persons, (iii) responsible for any loss occasioned by any sale or other dealing with the Securities or by the retention of or failure to sell or otherwise deal with the Securities, or (iv) bound to protect the Securities from depreciating in value or becoming worthless.

3.4 Appointment of Attorney. The Guarantor irrevocably appoints FCC (and any of its officers) as attorney of the Guarantor (with full power of substitution) to do, make and execute in the name of and on behalf of the Guarantor upon FCC exercising its rights and remedies under the Agreement all such further acts, documents, matters and things which FCC may deem necessary or advisable to accomplish the purposes of this Securities Pledge Agreement including the execution, endorsement and delivery and transfer of the Securities to FCC or its nominees or transferees. FCC or its nominees and transferees are empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Securities to the same extent as the Guarantor might do. The powers of attorney herein granted is an addition to, and not in substitution for any stock power of attorney delivered by the Guarantor and such power of attorney may be relied upon by FCC severally or in combination. All acts of the attorney are hereby ratified and approved, and the attorney shall not be liable for any act, failure to act or any other matter or thing in connection therewith, except to the extent caused by its own gross negligence or willful misconduct.

3.5 Dealings by Third Parties. No person dealing with FCC or an agent or receiver shall be required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such person is purporting to exercise have become exercisable, (iii) whether any money remains due to FCC by the Guarantor, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease shall be made, (v) the propriety or regularity of any sale or other dealing by FCC with the Securities, or (vi) how any money paid to FCC has been applied.

(a) Subject to the prior rights of Oak Street, any purchaser of Securities from FCC shall hold the Securities absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Guarantor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser, all rights of redemption, stay or appraisal which the Guarantor has or may have under any rule of law or statute now existing or hereafter adopted.


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


                                   ARTICLE IV
                                     GENERAL

4.1  Notices.  Any  notices  and  other  communications  provided  for  in  this
     Securities   Pledge  Agreement  shall  be  given  in  accordance  with  the provisions of the Loan Agreement.

4.2 No Merger. This Securities Pledge Agreement shall not operate by way of merger of any of the present and future debts, liabilities and obligations of the Guarantor to FCC or of the Borrower's Obligations and no judgment recovered by FCC shall operate by way of merger of, or in any way affect, the Security Interest.

4.3 Further Assurances. The Guarantor shall from time to time, whether before or after the occurrence of a Default, do all acts and things and execute and deliver all transfers, assignments and instruments as FCC may reasonably require for (i) protecting the Securities, (ii) perfecting the Security Interest, and (iii) exercising all powers, authorities and discretions hereby conferred upon FCC. The Guarantor shall, from time to time, upon the occurrence and during the continuance of a Default, do all acts and things and execute and deliver all transfers, assignments and instruments as FCC may require for facilitating the sale or other disposition of the Securities in connection with their realization.

4.4 Supplemental Security. This Securities Pledge Agreement is in addition to and without prejudice to all other security now held or which may hereafter be held by FCC in respect of the Obligations.

4.5 Successors and Assigns. This Securities Pledge Agreement shall be binding upon the Guarantor, its successors and assigns, and shall enure to the benefit of FCC and its successors and assigns. All rights of FCC shall be assignable and in any action brought by an assignee to enforce any right, the Guarantor shall not assert against the assignee any claim or defense which the Guarantor now has or hereafter may have against FCC.

4.6 Severability. If any provision of this Securities Pledge Agreement shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall continue in full force and effect.

4.7 Governing Law. This Securities Pledge Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The Guarantor consents to the non-exclusive jurisdiction of the courts of the Province of Alberta in connection with the resolution of any disputes relating to this Security Pledge Agreement or any other Agreement or document executed or delivered hereunder. The Guarantor irrevocably waives any objection, including any objection to the laying of venue based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding with respect to this Securities Pledge Agreement.



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


     IN WITNESS WHEREOF the Guarantor has caused this Securities Pledge Agreement to be executed by its duly authorized officers on this ____ day of June, 2004.


                                             ANTHONY CLARK INTERNATIONAL
                                             INSURANCE BROKERS LTD.



                                             By: /s/ Tony Consalvo
                                                 -------------------------------
                                             Name:

                                             Title:





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                                  SCHEDULE "A"


                                   SECURITIES


                                                Number of
Issuer                   Class of Securities    Securities   Certificate Number
Addison York Insurance
Brokers Ltd.






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